Guidance 2014 EPS Guidance: $2.10 - $2.20  Normal levels of hydro, wind and thermal generation for the remainder of the year  Operating and maintenance costs between $475 and $495 million  Depreciation and amortization expense between $295 and $305 million  Capital expenditures of approximately $980 million Exhibit 99.1 16